Form 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                      FEDERAL REALTY INVESTMENT TRUST OF 1934
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             (Exact name of registrant as specified in its charter)

District of Columbia                                        52-0782497
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(Address of incorporation or organization)  (I.R.S. Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland                     20852
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   (State of principal executive offices)                         (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                   Name of each exchange on which
     to be so registered                   each class is to be registered
     -------------------                   ------------------------------

7.95% Series A Cumulative                         New York Stock Exchange
Redeemable Preferred Shares (No Par
Value per share) (Liquidation Preference
$25.00 per share)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

         Securities Act registration statement file number to which this form relates:

         33-63687

         Securities to be registered pursuant to Section 12(g) of the Act:


         Not applicable.

Item 1.  Description of Registrant's Securities to be registered.

         The information set forth under the caption "Description of Series A Preferred Shares" in the Registrant's Prospectus Supplement dated October 1, 1997 and under the caption "Description of Preferred Shares" in the Registrant's Prospectus dated November 7, 1995 filed with the Commission on October 2, 1997 under Rule 424(b)(2) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 33-63687) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.

Item 2.  Exhibits

         The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      FEDERAL REALTY INVESTMENT TRUST


                                      By: /s/ M.J. Morrow
                                          ----------------------------------
                                      Name:  M.J. Morrow
                                      Title: Senior Vice President and Treasurer

                                  EXHIBIT INDEX


Exhibit Number                            Description
--------------                            -----------

     4.1 Statement of Designations for 7.95% Series A Cumulative Redeemable Preferred Shares (No Par Value per share) (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 1997_

     4.2 Form of Certificate of 7.95% Series A Cumulative Redeemable Preferred Shares (No Par Value per share)(Liquidation Preference $25.00 per share)

              7.95% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

                                 (NO PAR VALUE)

SEE REVERSE SIDE FOR CERTAIN RESTRICTIONS                 CUSIP #_______________


THIS CERTIFIES THAT




is the owner of 4,000,000

fully paid and non-assessable Series A Preferred Shares of Federal Realty Investment Trust, a real estate investment trust organized under the laws of the District of Columbia (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

         The Preferred Shares evidenced by this Certificate are subject to a Third Amended and Restated Declaration of Trust, as amended from time to time, which Third Amended and Restated Declaration of Trust is filed and of record under the laws of the District of Columbia and is hereby incorporated in and made a part of this Certificate. The holder hereof has no interest, legal or equitable, in any specific property of the Trust. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

DATED:



        Trustee                      Countersigned and Registered:
                                        American Stock Transfer & Trust Company,
                                                                  Transfer Agent
                                                                   and Registrar


        Vice President                                      Authorized Signature

                         FEDERAL REALTY INVESTMENT TRUST


THE THIRD AMENDED AND RESTATED DECLARATION OF TRUST ON FILE IN THE DISTRICT OF COLUMBIA SETS FORTH A FULL STATEMENT OF (A) ALL OF THE DESIGNATIONS, PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATION AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED SHARES. THE TRUST WILL FURNISH A COPY OF SUCH STATEMENT TO ANY HOLDER OF SHARES WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed a though they were written out in full according to applicable laws or regulations:


TEN COM  --   as tenants in common                     UNIF GIFT MIN ACT -- --------------------------------
                                                                                (Cust.)           (Minor)
TEN ENT  --   as tenant by the entireties

JT TEN   --   as joint tenants with the                                  under Uniform Gifts to Minors Act
                 right of survivorship and not as
                 tenants in common                                         ---------------------------------
                                                                                       (State)


                                                       UNIF TRF MIN ACT -- --------------------------------
                                                                                 (Cust.)           (Minor)

                                                                           (until age _____________)
                                                                            under  Uniform Transfers
                                                                            to Minors Act


                                                                           ---------------------------------
                                                                                       (State)

        Additional abbreviations may be used though not in the above list


                                              ---------------------------------
                                                             (State)



       Additional abbreviations may be used though not in the above list.


For Value Received, ____________________________________ hereby sell, assign and transfer unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER
                  IDENTIFYING NUMBER OF ASSIGNEE.
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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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------------------------------------------------------ Series A Preferred Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint --------------------------------------------------------------------

______________________________________________________________________  Attorney

to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated ______________               _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the form of the Certificate in every particular, without alteration or enlargement or any change whatever.